CUI INC.

AUDITED FINANCIAL STATEMENTS

For The
Years Ended December 31, 2007 and 2006

CUI INC.
AUDITED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007 and 2006

CONTENTS

J. Paul Kenote, CPA, PC

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
CUI, Inc.
Tualatin, Oregon

We have audited the accompanying balance sheets of CUI, Inc. (an Oregon corporation) as of December 31, 2007 and 2006 and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CUI, Inc. at December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Paul Kenote, CPA PC

J. PAUL KENOTE, CPA, P.C.
Portland, Oregon

March 12, 2008

2300 S.W. First Avenue · Suite 100 · Portland, OR 97201
503.241.2977 · FAX: 503.224.9049 · email: jpaul@cpagroup.net

CUI INC.
BALANCE SHEETS
December 31, 2007 and 2006

ASSETS

	2007	2006
Current assets:		
Cash	$ 109,458	$ 147,049
Notes receivable, current portion (Notes 2)	1,205,750	1,504,763
Accounts receivable, net of allowance for doubtful accounts of $100,000 in 2007 and $50,000 in 2006	3,272,991	3,148,721
Inventory		
On hand	2,197,765	1,387,002
In transit	243,341	63,866
Prepaid expenses	112,200	406,448
Deposits	48,559	66,799
	7,190,064	6,724,648
Property and equipment:		
Furniture and fixtures	381,048	370,723
Equipment and software	1,558,355	975,110
Tooling	335,705	225,306
	2,275,108	1,571,139
Less accumulated depreciation and amortization	857,897	580,662
	1,417,211	990,477
Other assets:		
Investment in securities available for sale (Note 8)	131,075	117,634
Other intangible assets, net of accumulated amortizaton of $25,936 and $23,167	15,605	6,833
	146,680	124,467
	$ 8,753,955	$ 7,839,592

LIABILITIES AND STOCKHOLDERS' EQUITY

	2007	2006
Current liabilities:		
Demand notes payable (Note 6)	$ 2,249,609	$ 1,961,270
Accounts payable	1,361,060	721,995
Accrued salaries and other expenses	242,920	277,975
Accrued interest	11,219	13,137
Current portion of long-term debt	45,563	42,194
	3,910,371	3,016,571
Long-term debt, net of current portion (Note 6)	144,940	190,503
Commitments (Notes 4 and 5)		
Stockholders' equity:		
Common stock, no par value, 1,000 shares authorized, 495 shares issued and outstanding	113,750	113,750
Retained earnings	4,584,894	4,518,768
	4,698,644	4,632,518
	$ 8,753,955	$ 7,839,592

CUI INC.
INCOME STATEMENTS
For the Years Ended December 31, 2007 and 2006

	2007	2006
Sales, net	$ 25,015,148	$ 20,081,510
Cost of sales	14,517,757	11,202,997
Gross margin	10,497,391	8,878,513
Selling, general and administrative expenses	8,721,129	7,033,111
Income from operations	1,776,262	1,845,402
Other income (expenses)		
Interest income	92,813	67,294
Interest expense	(166,700)	(101,224)
Income before equity in net income of affiliate	1,702,375	1,811,472
Equity in net (loss) income of affiliate	13,441	(40,542)
Net income	$ 1,715,816	$ 1,770,930

The accompanying notes are an integral part of these financial statements.

CUI INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
For the Years Ended December 31, 2007 and 2006

	Common Stock		Retained	Total Stockholders'
	Shares	Amount	Earnings	Equity
Balance at January 1, 2006	455	$ 113,750	$ 3,689,217	$ 3,802,967
Distributions to shareholders			(941,379)	(941,379)
Net income for the period			1,770,930	1,770,930
Balance at December 31, 2006	455	113,750	4,518,768	4,632,518
Admission of new shareholders	40	-	-	-
Distributions to shareholders			(1,649,690)	(1,649,690)
Net income for the period			1,715,816	1,715,816
Balance at December 31, 2007	495	$ 113,750	$ 4,584,894	$ 4,698,644

CUI INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:		
Net income	$ 1,715,816	$ 1,770,930
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	300,122	205,229
Loss on asset dispositions	40,360	
(Income) loss from affiliate	(13,441)	40,542
Net changes in operating assets and liabilities:		
Notes and accounts receivable	174,743	(1,257,061)
Inventory	(990,238)	(293,223)
Prepaid expenses and deposits	312,488	(396,248)
Accounts payable and accrued expenses	602,092	268,155
Net cash provided by operating activities	2,141,942	338,324
Cash flows from investing activities:		
Acquisition of property, equipment and intangibles	(775,988)	(760,625)
Net cash used in investing activities	(775,988)	(760,625)
Cash flows from financing activities:		
Loan proceeds (repayments)	246,145	1,390,014
Shareholder distributions, net	(1,649,690)	(941,379)
Net cash used in financing activities	(1,403,545)	448,635
Net increase (decrease) in cash	(37,591)	26,334
Cash at beginning of period	147,049	120,715
Cash at end of period	$ 109,458	$ 147,049
Supplemental information:		
Cash paid during the period for interest	$ 168,618	$ 90,193
Cash paid during the period for income taxes	$ -	$ -

Note 1 – Organization and summary of significant accounting policies:

Line of business:

CUI Inc. (the Company) was incorporated as CUI Stack, Inc. under the laws of the State of Oregon on April 1, 1989. Effective March 27, 2002, the Company changed its name to CUI Inc. The Company imports electronic components, encoders and sensors and distributes them throughout the United States and elsewhere.

Concentration of credit risk:

The Company grants credit (without collateral) to customers, substantially all of which are commercial establishments located in the United States and throughout the world.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents:

For purposes of the statement of cash flows, the Company considers demand deposits and all highly liquid investments with a maturity of three months or less at date of acquisition to be cash equivalents.

Accounts receivable:

Accounts receivable are from customers and distributors of the Company's products. The Company performs periodic credit evaluations of the customers and maintains allowances for potential credit losses.

Inventories:

Inventories consist of finished products and are stated at the lower of cost or market; using the first-in, first-out (FIFO) method as a cost flow convention.

Advertising costs

Advertising costs are expensed when incurred. Advertising expenses were $557,623 and $279,754 for the years ended December 31, 2007 and 2006.

Revenue recognition

Revenue in connection with electronic devices and component sales is recognized at the time the product is shipped to the customer.

Furniture, equipment and software:

Furniture, equipment and software are recorded at cost and include major expenditures, which increase productivity or substantially increase useful lives.

Maintenance, repairs and minor replacements are charged to expenses when incurred. When furniture and equipment is sold or otherwise disposed of, the asset and related accumulated depreciation are removed from this account, and any gain or loss is included in the statement of income.

Note 1 – Organization and summary of significant accounting policies, continued:

The cost of furniture, equipment and software is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes. The estimated useful lives and accumulated depreciation for furniture, equipment and software are as follows:

	Estimated Useful Life	Accumulated Depreciation
Furniture and equipment	5 to 7 years	$ 491,676
Software	3 to 5 years	366,221
		$ 857,897

Intangible assets are stated at cost net of accumulated amortization and consist of logo design costs and purchased goodwill. These assets are being amortized over an estimated useful life of 15 years.

Depreciation and amortization expense allocated to selling, general and administrative expense is as follows:

Depreciation	$ 219,401
Amortization	80,721
	$ 300,122

Shipping and handling expenses

Shipping and handling expenses incurred by the Company totaled $293,101 and $245,291 for the years ended December 31, 2007 and 2006 and are classified as selling, general and administrative expenses. Total freight revenue has been classified as sales revenue.

Foreign exchange gains and losses

Gain or loss from foreign exchange is reported as a component of cost of sales in the year such gain or loss is realized. The Company experienced net foreign exchange gains of $10,183 and $16,916 for the years ended December 31, 2007 and 2006.

Income taxes

The Company has elected to be taxed under Subchapter S of the *Internal Revenue Code*. Accordingly, the Company does not incur income taxes; instead, its earnings are included in the shareholders' personal income tax returns and taxed depending on their personal tax situations. The financial statements, therefore, do not include a provision for income taxes.

Note 2 - Notes receivable:

Notes receivable consist of the following:	2007	2006
8.25% unsecured demand note receivable from stockholder.	$ -	$ 350,913
8.25% unsecured demand note receivable from Test Products International, Inc.	-	181,153
7.5% unsecured demand note receivable from stockholder	47,965	-
7.5 % unsecured demand note receivable from Test Products International, Inc.	196,538	-
8.25 % unsecured demand note receivable from Barakel, LLC		972,697
7.5% unsecured demand note receivable from Barakel, LLC	961,247	
Less amounts currently due	(1,205,750)	(1,504,763)
	$ -	$ -

Note 3 – Company sponsored retirement plan:

The Company adopted a salary reduction retirement plan under Section 401(K) of the *Internal Revenue Code*, effective April 1, 1994. The plan covers all employees who meet prescribed eligibility requirements. Company contributions made to the plan are at the discretion of the Board of Directors, but shall, in no event, exceed the maximum allowable amount under the applicable provisions of the *Internal Revenue Code.* The Company contributed $196,851 and $154,431 to the plan for the years ended December 31, 2007 and 2006.

Note 4 – Futures contracts:

The Company contracts for the purchase of yen at future dates in anticipation of inventory purchases. If the Company fails to acquire the yen at the specified date for the contracted amount, it is obligated to pay the difference between the contract price and the current exchange price. The Company is able to regulate its purchases of inventory and maintains an adequate line of credit so that management does not anticipate a situation in which the Company would be unable to fulfill its obligation pursuant to any negotiated open futures contract.

Note 5 – Obligation under lease commitment:

The Company leases office and warehouse space under a non-cancelable lease agreement. The lease expires August 31, 2016. The lease payment is comprised of a scheduled monthly base payment plus real property taxes, utilities, insurance and common area maintenance charges. The Company also leases office space in Malmo, Sweden pursuant to a renewable lease that expires May 31, 2010. In addition to the base rent, the Company is responsible for property taxes, maintenance and related VAT taxes.

Note 5 – Obligation under lease commitment, continued:

Future minimum annual lease payments are as follows:

Year Ended December 31,	Amount
2008	$ 500,943
2009	502,007
2010	489,788
2011	481,000
2012	483,000
Thereafter	1,783,000
	$ 4,239,738

Total rent and lease expense for the years ended December 31, 2007 and 2006 was $556,254 and $358,149, respectively.

Note 6 – Notes payable:

Notes payable consist of the following:

	2007	2006
Line of credit agreement with Key Bank granting borrowings of up to $2,250,000. Interest is payable monthly at the bank's prime lending rate (7.25% at December 31, 2007). The note agreement is personally guaranteed by James M. McKenzie.	$ 1,974,609	$ 1,780,575
Unsecured demand note payable to Stack-Novus, LLC. Interest is paid monthly at a rate of 7.5% per annum.	195,000	100,000
Unsecured demand note payable to Renee La Tourrette. Interest is paid monthly at a rate of 12.5% per annum.	80,000	80,695
Capital lease obligation payable to Key Equipment Finance in monthly installments of $4,887.92 including interest at 7.705%. The obligation is secured by office furniture and equipment.	190,503	232,697
Less amount currently due	(2,295,172)	(2,003,464)
	$ 144,940	$ 190,503

Note 7 – Related party transactions;

James McKenzie, the principal stockholder of the Company, has personally guaranteed the Company's bank debt with Key Bank (see Note 6). The Company has an outstanding note receivable in the amount of $47,965 due from Jim McKenzie (see Note 2).

The Company has outstanding notes receivable in the amount of $196,538 (see Note 2) from Test Products International, Inc., an affiliated corporate entity in which the Company has a 10.47% common stock equity interest.

The Company has outstanding notes receivable in the amount of $961,247 (see Note 2) from Barakel, LLC, an affiliated limited liability company in which Jim McKenzie owns a 50% interest.

The Company has outstanding notes payable in the amount of $195,000 (see Note 6) and accounts receivable in the amount of $11,600 due from Stack-Novus, LLC, an affiliated partnership entity in which James McKenzie owns an indirect 32% interest along with Stack Electronics International, Inc.

On January 1, 2007, all of the assets of V-Infinity, LLC were acquired by CUI, Inc in exchange for the assumption of the liabilities of the LLC, a cash payment for a minority interest and 40 shares of common stock of CUI, Inc. Just prior to the acquisition of the LLC, Jim McKenzie and an employee of CUI, Inc. each owned a 49.5% member interest in the LLC and each received 20 shares of CUI, Inc. common stock in the exchange.

Note 8 – Investment in securities available for sale:

The Company owns 352,589 shares of common stock in Test Products International, Inc. representing an 10.47% interest. The Company enjoys a close association with this affiliate through common Board of Director membership and participation, which allows for a significant amount of influence over affiliate business decisions. Accordingly, for financial statement purposes, the Company accounts for its investment in this affiliated entity under the equity method.

A condensed, internally prepared and consolidated balance sheet for Test Products International, Inc. as of December 31, 2007 is as follows:

Current assets	$ 5,181,905	Current liabilities	$ 4,057,394
Fixed assets	327,735	Long-term liabilities	-
Other assets	171,338	Stockholders' equity	1,623,584
Total assets	$ 5,680,978	Total liabilities and stockholders' equity	$ 5,680,978